EXHIBIT 99.1

[CONCENTRA LOGO]

Contacts:	Daniel J. Thomas	Thomas E. Kiraly
	Chief Executive Officer	Executive Vice President and
	(972) 364-8111	Chief Financial Officer
(972) 364-8217

CONCENTRA OPERATING CORPORATION Reports first quarter results

ADDISON, Texas, May 5, 2003 – Concentra Operating Corporation (“Concentra”) today announced results for the first quarter ended March 31, 2003. The Company reported consolidated Earnings Before Interest Taxes Depreciation and Amortization (“EBITDA”) of $34,165,000 for the quarter as compared to $28,467,000 for the same period in the prior year.

Revenue for the first quarter was $252,151,000 as compared to $240,001,000 for the first quarter of 2002. Operating income increased to $22,772,000 from $17,081,000 in the year-earlier period. Net income for the quarter was $7,433,000 compared with $2,956,000 reported for the first quarter of 2002. The prior year’s results for the first quarter included adjustments related primarily to a change in the Company’s estimate of accounts receivable reserves and to a lesser extent an adjustment for certain employee benefits, both of which decreased revenue by $5,389,000 and net income and EBITDA by $3,239,000.

“We’re pleased with the growth in revenue and profitability which we achieved during the first quarter,” said Daniel Thomas, Concentra’s Chief Executive Officer. “Despite the severe winter storms which affected the country in February and March, our health centers produced a same-market visit growth of 0.7% and a same-market revenue growth of 5.1% during the quarter. Our Network Services segment also produced attractive increases in revenue. The top-line growth in this segment of our business was driven by increases in market share from customers we have recently implemented into our group health and workers’ compensation bill review and re-pricing service lines.

“Our results also reflect the benefit of a continuing focus on improving the productivity of our workforce. Since the end of the first quarter of 2002, we’ve decreased our employment levels by 530 positions to a current level that is just under 10,000. These reductions, when coupled with our year-over-year revenue growth, have clearly improved our operational effectiveness and our levels of financial performance,” said Thomas.

Commenting on his outlook for future quarters, Thomas stated that despite the prolonged weakness of the country’s labor markets, he believes Concentra will continue to be able to overcome the effects of this poor nationwide economic climate through a consistent focus on expanding the Company’s market share. “Approximately 80% of our revenue is directly related to services performed in support of working Americans. Although we continue to see lower nationwide employment and workers’ compensation injury levels, I’m pleased that our sales, marketing and cost reduction efforts have enabled us to offset the effects of these economic pressures.”

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Concentra Reports First Quarter Results

May 5, 2003

The Company also reported that as of March 31, 2003, it had no borrowings outstanding on its $100,000,000 revolving credit facility, had cash and investment balances of $9,338,000 and that its days sales outstanding (“DSO”) was 62 days. This was consistent with the Company’s December 31, 2002 DSO level of 62 days and reflected an improvement over the DSO level of 66 days reported for the first quarter of the prior year.

Concentra Operating Corporation, the successor to and a wholly owned subsidiary of Concentra Inc., is the comprehensive outsource solution for containing healthcare and disability costs. Serving the occupational, auto and group healthcare markets, Concentra provides employers, insurers and payors with a series of integrated services which include employment-related injury and occupational health care, in-network and out-of-network medical claims review and re-pricing, access to specialized preferred provider organizations, first notice of loss services, case management and other cost containment services. Concentra provides its services to employers with approximately 114,000 individual service locations and 3,500 insurance companies, health plans and third party administrators nationwide.

A public, listen-only simulcast of Concentra’s first quarter conference call will begin at 9:00 a.m. Eastern Daylight Time tomorrow (May 6, 2003) and may be accessed via the Company’s web site, www.concentra.com. Investors are requested to access the call at least 15 minutes before the scheduled start time in order to complete a brief registration. An online replay will be available shortly after the conclusion of the live broadcast using the same link and will continue through June 6, 2003.

This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the Company’s actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential adverse impact of governmental regulation on the Company’s operations, changes in nationwide employment and injury rate trends, interruption in data processing capabilities, operational, financing and strategic risks related to the Company’s capital structure and growth strategy, possible fluctuations in quarterly and annual operations, possible legal liability for adverse medical consequences, competitive pressures, adverse changes in market conditions for the Company’s services, and dependence on key management personnel. Additional factors include those described in the Company’s filings with the Securities and Exchange Commission.

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Concentra Reports First Quarter Results

May 5, 2003

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Consolidated Statements of Operations

(in thousands)

	Three Months Ended March 31,
	2003	2002
REVENUE:
Health Services	$118,521	$103,297
Network Services	61,730	57,229
Care Management Services	71,900	79,475

Total revenue	252,151	240,001

COST OF SERVICES:
Health Services	101,373	98,567
Network Services	34,767	33,551
Care Management Services	63,666	67,372

Total cost of services	199,806	199,490

Total gross profit	52,345	40,511

General and administrative expenses	28,538	22,498
Amortization of intangibles	1,035	932

Operating income	22,772	17,081

Interest expense, net	14,544	16,434
Loss (gain) on change in fair value of hedging arrangements	(2,187)	(5,190)
Other, net	647	(688)

Income before income taxes	9,768	6,525
Provision for income taxes	2,335	3,569

Net income	$7,433	$2,956

Due to the acquisitions of Em3 Corporation and OccMed Systems, Inc. (the “Acquired Companies”), Concentra’s financial statements prior to December 1, 2002, have been restated to reflect the consolidation of the Acquired Companies’ financial statements, in accordance with accounting for reorganizations of entities under common control.

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Concentra Reports First Quarter Results

May 5, 2003

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Consolidated Balance Sheets

(in thousands)

	March 31, 2003	December 31, 2002
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$9,338	$19,002
Accounts receivable, net	174,573	167,561
Prepaid expenses and other current assets	42,225	39,407

Total current assets	226,136	225,970

PROPERTY AND EQUIPMENT, NET	132,673	134,981

GOODWILL AND OTHER INTANGIBLE ASSETS, NET	485,200	486,231

OTHER ASSETS	40,797	41,456

	$884,806	$888,638

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES:
Revolving credit facility	$—	$—
Current portion of long-term debt	5,116	3,825
Accounts payable and accrued expenses	97,326	108,513

Total current liabilities	102,442	112,338

LONG-TERM DEBT, NET	475,075	476,001

DEFERRED INCOME TAXES AND OTHER LIABILITIES	89,519	90,056

FAIR VALUE OF HEDGING ARRANGEMENTS	31,285	33,472

STOCKHOLDER’S EQUITY	186,485	176,771

	$884,806	$888,638

Due to the acquisitions of Em3 Corporation and OccMed Systems, Inc. (the “Acquired Companies”), Concentra’s financial statements prior to December 1, 2002, have been restated to reflect the consolidation of the Acquired Companies’ financial statements, in accordance with accounting for reorganizations of entities under common control.

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Concentra Reports First Quarter Results

May 5, 2003

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2003	2002
OPERATING ACTIVITIES:
Net income	$7,433	$2,956
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	11,194	10,310
Amortization of goodwill and other intangibles	1,035	932
Write-off of fixed assets	(258)	13
Loss (gain) on change in fair value of hedging arrangements	(2,187)	(5,190)
Changes in assets and liabilities:
Accounts receivable, net	(7,012)	4,814
Prepaid expenses and other assets	(2,159)	(207)
Accounts payable and accrued expenses	(9,808)	(20,391)

Net cash used in operating activities	(1,762)	(6,763)

INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	—	(1,800)
Proceeds from the licensing of internally-developed software	—	515
Purchase of property, equipment and other assets	(7,154)	(9,592)

Net cash used in investing activities	(7,154)	(10,877)

FINANCING ACTIVITIES:
Borrowings under the revolving credit facility	—	15,500
Proceeds from the issuance of debt	1,500	1,500
Repayment of debt	(2,490)	(133)
Contribution from issuance of common stock by parent	242	162
Other	—	(8)

Net cash (used in) provided by financing activities	(748)	17,021

NET DECREASE IN CASH	(9,664)	(619)
CASH, BEGINNING OF PERIOD	19,002	8,950

CASH, END OF PERIOD	$9,338	$8,331

Due to the acquisitions of Em3 Corporation and OccMed Systems, Inc. (the “Acquired Companies”), Concentra’s financial statements prior to December 1, 2002, have been restated to reflect the consolidation of the Acquired Companies’ financial statements, in accordance with accounting for reorganizations of entities under common control.

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Concentra Reports First Quarter Results

May 5, 2003

CONCENTRA OPERATING CORPORATION

a wholly owned subsidiary of

CONCENTRA INC.

Unaudited Reconciliation of Operating Cash Flows to EBITDA

(in thousands)

	Three Months Ended March 31,
	2003	2002
Net cash used in operating activities	$(1,762)	$(6,763)

Changes in assets and liabilities net of acquired assets and liabilities:
Accounts receivable, net	7,012	(4,814)
Prepaid expenses and other assets	2,159	207
Accounts payable and accrued expenses	9,808	20,391

Total changes in assets and liabilities, net of acquired assets	18,979	15,784

Write-offs of fixed assets	258	(13)
Provision for income taxes	2,335	3,569
Interest expense, net	14,544	16,434
Minority share of depreciation, amortization and interest	(189)	(544)

EBITDA	$34,165	$28,467

Computations of Earnings Before Interest Taxes Depreciation and Amortization (“EBITDA”) have been provided in this press release primarily due to the use of this measure by the holders of the Company’s 13% Senior Subordinated Notes, and other lenders, for purposes of determining the Company’s performance in light of its debt covenant requirements, which are stated in the Company’s debt agreements as measures that relate to EBITDA. The Company’s computations of this measure may differ from that provided by other companies due to differences in the inclusion or exclusion of items in its computations as compared to that of others. The Company’s measure of EBITDA has been made in a manner consistent with the requirements of the indenture that relates to its 13% Senior Subordinated Notes. EBITDA is a measure that is not prescribed for under Generally Accepted Accounting Principles (“GAAP”). EBITDA specifically excludes changes in working capital, capital expenditures and other items that are set forth on a cash flow statement presentation of a company’s operating, investing and financing activities, and it also excludes the effects of interest expense, depreciation expense, amortization expense, taxes and other items that are included when determining a company’s net income. As such, the Company would encourage a reader not to use this measure as a substitute for the determination of net income, operating cash flow, or other similar GAAP-related measures, and to use it primarily for the debt covenant compliance purposes above.

Due to the acquisitions of Em3 Corporation and OccMed Systems, Inc. (the “Acquired Companies”), Concentra’s financial statements prior to December 1, 2002, have been restated to reflect the consolidation of the Acquired Companies’ financial statements, in accordance with accounting for reorganizations of entities under common control.

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